Exhibit 5.1
INTERNAL REVENUE SERVICE
DEPARTMENT OF THE TREASURY
P. O. BOX 2508
CINCINNATI, OH 45201
Date: DEC 16, 2019
MARRIOTT INTERNATIONAL INC
C/0 MORGAN LEWIS & BOCKIUS LLP ALTHEA R DAY
1111 PENNSYLVANIA AVE NW WASHINGTON, DC    20004
Employer Identification Number: 52-2055918
DLN:
17007092053009
Person to Contact:
SAMUEL B HODGES    ID# 31312
Contact Telephone Number: (513) 975-6340
Plan Name:
MARRIOTT RETIREMENT SAVINGS PLAN

Plan Number: 004

Dear Applicant :

Based on the information you provided, we're issuing this favorable determination letter for your plan listed above. Our favorable determination applies only to the status of your plan under the Internal Revenue Code (IRC). To use this letter as proof of the plan's status, you must keep .this letter, the application forms, and all correspondence from us.

Your determination letter doesn't apply to any qualification changes that become effective, any guidance issued, or any statutes enacted after the dates specified in the applicable Required Amendments List you submitted with your application.

Your plan's continued qualification in its present form will depend on its effect in operation (Income Tax Regulations Section 1.401-l(b) (3)). We may review the status of the plan in operation periodically.

You can find more information on favorable determination letters in Publication 794, Favorable Determination Letter, including:

The significance and scope of reliance on this letter.
The effect of any elective determination request in your application materials.
The reporting requirements for qualified plans.
Examples of the effect of a plan's operation on its qualified status.

You can get a.copy of Publication 794 by visiting our website at www.irs.gov/forms-pubs or by calling 800-TAX-FORM (800-829-3676) to request a copy .

This letter considered up to the 2018 Required Amendments List changes in ,plan qualification requirements.
This determination letter applies to the plan adopted on January 1, 2019. This determination letter also applies to the amendments dated on
October 23, 2019.

Letter 5274

MARRIOTT INTERNATIONAL INC

This determination letter also applies to the amendments dated on May 20, 2019.

This plan satisfies the requiremens of IRC Section . 4975(e) (7).

If you submitted a Form 2848, Power of Attorney and Declaration of Representative, or Form 8821, Tax Information Authorization, with your application and asked us to send your authorized representative or appointee copies of written communications, we will send a copy of this letter to him or her.

If you have questions, you can contact the per.son at the top of this letter.

Sincerely,

/s/ Khin M Chow
Director, Employee Plans Rulings and Agreements

Letter 5274